Exhibit 99.1

STATE OF SOUTH CAROLINA COUNTY OF CHARLESTON	IN THE COURT OF COMMON PLEAS NINTH JUDICIAL CIRCUIT C/A No.: 2011-CP-10-7413

County of Charleston, Condemnor, vs. Divall Insured Income Properties 2 Limited Partnership, Landowner, and Wendcharles I, LLC, Other Condemnee.	RELEASE

WHEREAS, Landowner/Landlord Divall Insured Income Properties 2 Limited Partnership (“Landowner/Landlord Divall) and Other Condemnee/Tenant Wendcharles I, LLC (“Other Condemnee/Tenant Wendcharles”) enter into this Release by way of a settlement as to the allocation of the just compensation award in a condemnation action initiated by Condemnor Charleston County (“Condemnor”);

WHEREAS, Landowner/Landlord Divall and Other Condemnee Wendcharles entered into a lease titled Restaurant Absolutely Net Lease, dated January 30, 1989, along with a First Amendment thereto, dated November 22, 2000, and a Landlord Consent, dated September 16, 2008. The lease commenced on February 1, 1989, and expires on November 6, 2021 with two five year options to renew. The Annual Fixed rent is Seventy Seven Thousand, Two Hundred Eighty ($77,280.00) Dollars. The Lease and all amendments and addendums thereto is hereby incorporated by reference;

WHEREAS, Condemnor initiated this condemnation action by filing a Condemnation Notice and Tender of Payment in the Charleston County Clerk of Court’s Office on October 12, 2011. The real property which was condemned and acquired by the Condemnor pursuant to the Condemnation Notice and Tender of Payment is more particularly described as follows:

All that parcel or strip of land, in fee simple, containing 5,277.61 square feet of land, more or less and all improvements thereon, if any, owned by Divall Insured Income Properties 2 Limited Partnership, shown as the “Area of Acquisition” on Exhibit A, attached hereto and made a part hereof, between approximate survey stations 51 0+00 and 515+00 left of East Frontage Road of Johnnie Dodds Boulevard; also between approximate survey stations 33+00 and 36+00 right of Houston Northcutt Boulevard.

Tax Map Parcel Number 517-00-00-057

WHEREAS, at the time of filing of the Condemnation Notice and Tender of Payment, the Condemnor deposited the sum of One Hundred Seventy Six Thousand, Nine Hundred and 00/100 ($176,900.00) Dollars with the Clerk’s Office. The parties settled the condemnation action for the sum of Eighty Hundred Seventy One Thousand, Five Hundred and 00/100 ($871,500.00) Dollars and the widening of the remaining curb cut to forty three (43) feet by the Condemnor;

WHEREAS, a Consent Order of Dismissal and Order of Reference to the Master-in-Equity was filed on June 4, 2013. As a result of the Order, among other items, (1) the Condemnor was dismissed from the condemnation action with prejudice; (2) the Condemnor deposited Five Hundred Forty Seven Thousand, Three Hundred Forty Six and 72/100 ($547,346.72) Dollars as just compensation with the Clerk of Court; (3) the Condemnor paid

One Hundred Forty Seven Thousand, Two Hundred Fifty Three and 28/100 ($147,253.28) Dollars to “Smith, Bundy, Bybee & Barnett, P.C. Escrow Account” for attorney fees and mediation costs; and (4) the adjudication of the lease and award allocation of the remaining Seven Hundred Twenty Four Thousand, Two Hundred Forty Six and 72/100 ($724,246.72) Dollars as just compensation between Landowner/Landlord Divall and Other Condemnee/Tenant Wendcharles was referred to the Master-in-Equity;

WHEREAS, Landowner/Landlord Divall and Other Condemnee/Tenant Wendcharles have settled the adjudication of lease and just compensation award allocation of the Seven Hundred Twenty Four Thousand, Two Hundred Forty Six and 72/100 ($724,246.72) Dollars on deposit with the Clerk of Court before a trial on the allocation of just compensation in this case;

WHEREAS, Other Condemnee/Tenant Wendcharles shall receive the equivalent of Three Hundred Sixty Two Thousand, One hundred Twenty Three and 36/100 ($362,123.36) – fifty percent of the Seven Hundred Twenty Four Thousand, Two Hundred Forty Six and 72/100 ($724,246.72) Dollars remaining in just compensation – under the form of a payout and an annual rent reduction over the original term of the lease under the following terms and conditions:

(1)	Other Condemnee/Tenant Wendcharles shall receive One Hundred Eighty One Thousand, Sixty One and 68/100 ($181,061.68) Dollars from the Seven Hundred Twenty Four Thousand, Two Hundred Forty Six and 72/100 ($724,246.72) Dollars on deposit with the Clerk of Court immediately;

(2)	The Condemnee/Tenant Wendcharles shall, contemporaneously with the execution of this release, execute an amendment of the Lease in the form of Exhibit A;

(3)	Other Condemnee/Tenant Wendcharles shall receive the balance of One Hundred Eighty One Thousand, Sixty Two and 09/100 ($181,062.09) Dollars ratably over the balance of original term on the lease effective August 1, 2013 – 99 months – in the form of a rent reduction for a monthly savings of One Thousand Eight Hundred Twenty Eight and 91/100 Dollars in rent on the condition Other Condemnee/Tenant Wendcharles continues to lease the property without default; and,

(4)	Other Condemnee/Tenant Wendcharles’ annual rent under the lease shall revert to the current Annual Fixed Rent of Seventy Seven Thousand, Two Hundred Eighty ($77,280.00) Dollars beginning in November 2021 at the onset of the five year renewal option lease term.

WHEREAS, Landowner/Landlord Divall shall receive any and all remaining funds on deposit with the Clerk of Court.

WHEREAS, the Landowner/Landlord Divall and Other Condemnee/Tenant Wendcharles further agree that the case has been settled and dismissed with prejudice;

WHEREAS, the Clerk of Court shall pay One Hundred Eighty One Thousand, Sixty One and 68/100 ($181,061.68) Dollars to “Smith, Bundy, Bybee & Barnett, P.C. Escrow Account” for the allocation of the just compensation award to Other Condemnee/Tenant Wendcharles;

WHEREAS, the Clerk of Court shall pay any and all remaining funds on deposit with the Clerk of Court to “Williams & Walsh, LLC General Trust Account” for the allocation of the just compensation award to Landowner/Landlord Divall;

KNOWN BY ALL MEN BY THESE PRESENTS, that for and in consideration of the terms and conditions as stated herein, the Landowner/Landlord Divall and Other Condemnee/Tenant Wendcharles, for itself, its executors, administrators, beneficiaries, assigns, and officials, agents, or employees thereof or successors thereto, respectively, do hereby acknowledge the aforesaid terms and conditions as the final apportionment of the just compensation award as a result of the aforesaid condemnation and acquisition by the Condemnor, and do hereby release, acquit and forever discharge each other’s respective executors, administrators, beneficiaries, assigns, and officials, agents, or employees thereof or successors thereto, from any and all claims, demands, damages, actions, causes of action, and suits at law or in equity, of whatsoever kind or nature, arisen, arising, or to arise from or because of any matter relating to the lawful condemnation of this tract of land and allocation of just compensation for the above-referenced project.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this the 19th day of July, 2013.

Divall Insured Income Properties 2 Limited Partnership

By:	The Provo Group, Its General Partner

/s/ Bruce A. Provo
Bruce A. Provo, President

Wendcharles I, LLC,

By:	/s/ Lewis E. Topper
Lewis E. Topper, Manager

By:	/s/ Jeffrey J. Coghlan
Jeffrey J. Coghlan, Manager